ENERGY CONVERSION DEVICES REPORTS FIRST QUARTER 2008 RESULTS

•	Revenues Increase 73 Percent On Strong Solar Sales
•	Solar Sales Pipeline Nearly Doubles – Momentum Continues to Build
•	Expects to Reach Sustainable Profitability in Fiscal Q4

Rochester Hills, Mich., Nov. 8, 2007 – Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER), a leading global manufacturer of solar products, today reported financial results for the first quarter of fiscal 2008, ended September 30, 2007.

Revenues in the first quarter of fiscal 2008 were $47.0 million, up 31 percent from prior-quarter revenues of $36.0 million and up 73 percent from $27.2 million in the first quarter of fiscal 2007. Revenues from the company’s solar business represented 89 percent of total revenues, or $41.9 million, a 33 percent sequential increase, and a 76 percent increase over the prior-year quarter. The substantial increase in demand for UNI-SOLAR® laminates came from growing domestic orders, as well as strong international demand from customers in Italy and Germany.

ECD reported a net loss for the period of $7.6 million, or $0.19 per share, compared to a net loss of $13.1 million, or $0.33 per share, in the fourth quarter of fiscal 2007, and $2.3 million, or $0.06 per share, in the year-ago period. First quarter results included $2.5 million, or $0.06 per share, of restructuring charges principally for costs associated with the company’s management transition. Results in the quarter were also impacted by approximately $2.5 million, or $0.06 per share, of preproduction costs for the manufacturing lines and higher selling, general and administrative expenses to support growth in the solar business, as well as lower interest income. ECD ended the quarter with cash and short-term investments of approximately $156 million.

Mark Morelli, ECD’s new president and CEO, commented, “Since joining ECD as CEO in September, I have focused our organization on accelerating the growth and enhancing the profitability of our solar business. We are rapidly transitioning from an R&D orientation to a company with a performance-based culture that is expanding production capacity to meet increasing global demand for our solar laminates. Our primary near-term objective is to improve sales and operating efficiencies as we ramp up significant new production capacity. Our laminates continue to gain momentum in the marketplace as demonstrated by our growing pipeline of business. For example, our supply agreements and commitments for the second quarter of fiscal 2008 exceed our available capacity.”

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Key Developments

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In September, Uni-Solar signed an 18-month agreement with EDF Energies Nouvelles (EDF EN), one of the world’s largest renewable utilities, to supply up to 30 MW of thin-film PV laminates for large-scale installations on industrial and commercial buildings.

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Uni-Solar laminates will be installed on the roof of the General Motors facility in Fontana, California, one of the largest solar power installations in corporate use in the United States. This project is the second installation of Uni-Solar laminates for GM after the 1MW solar installation in Rancho Cucamonga, California.

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Uni-Solar currently has 58MW of annual production capacity, and is expected to be 148MW by the end of fiscal 2008. The first 30MW line at Uni-Solar’s Greenville, Michigan facility went online November 1, one month ahead of schedule.

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Ovonyx, the company’s joint venture, signed a technology and licensing agreement for phase-change memory with Hynix, one of the world’s top-tier memory semiconductor suppliers offering DRAM and Flash memory chips.

Sanjeev Kumar, ECD’s chief financial officer, said, “We produced 10.4 MW and shipped 13.1MW in the quarter. The gross margin in our solar business was 18 percent in the quarter, including an approximately six percent adverse impact primarily related to the ramp up of Auburn Hills 2 and manufacturing-related issues at Auburn Hills 1. We have taken steps to resolve these issues. We are now starting to ramp our first Greenville facility and expect that it will impact our overall gross margins beginning the second quarter of fiscal year 2008. As we continue to implement production process changes that improve our yield and throughput, increase the dawn-to-dusk operating output of our laminates and reduce materials and labor cost, we continue to expect longer-term to achieve our 25 percent gross margin target in our Uni-Solar business.”

“Our restructuring program, for which we took additional charges of $2.5 million in the quarter, has taken more than $17 million of annualized costs out of Corporate Activities and our Ovonic Materials segment in the past few months. We are moving toward our goal of making Ovonic Materials self-funded, and the business is near breakeven. Since our highest priority is to invest in our growing solar business, we will now only invest in areas that have a clear near-term path to commercialization. Additionally, we have recently begun Phase 2 of our restructuring, focused principally on general and administrative expenses, and expect to aggressively reduce our costs in this area by the end of the fiscal year,” Kumar added.

Reiterating Full-Year Revenue Guidance; Targeting Sustainable Profitability in Fiscal Q4

The company reiterated its prior revenue guidance provided at the end of the fiscal fourth quarter. Fiscal year 2008 consolidated revenues are expected to be in the range of $220 million to $245 million, of which Uni-Solar’s fiscal 2008 product sales are expected to be $205 million to $225 million. Preproduction costs for the year are expected to be between $6 million and $9 million and restructuring costs for 2008 are expected to be between $3 million and $5 million. Fiscal second quarter total consolidated revenues are expected to be $50 million to $55 million, of which solar product sales are expected to be $45 to $49 million. Gross margins

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on solar product sales for the second fiscal quarter are expected to be approximately 15 to 16 percent, reflecting the ramp up of the company’s first Greenville facility. The company also expects restructuring charges of $2.0 to $2.5 million and preproduction costs of approximately $2 to $3 million in the quarter. Gross margins in the Uni-Solar business are expected to approach 21 percent to 23 percent in the fourth quarter fiscal 2008, at which time the company expects to reach sustainable profitability.

Morelli concluded, “Our compelling solar products and strong sales momentum position ECD well for profitable growth. We are placing significant focus on improving operating efficiencies, and are already achieving important progress. During the quarter, we launched a new laminate that delivers six percent greater conversion efficiency, an improvement that both increases our effective capacity and favorably impacts income. We are instilling operational excellence across the company and are focused on improving product and manufacturing efficiencies that will enable us to reach sustainable profitability in the fourth fiscal quarter and deliver steadily increasing value for shareholders. I am encouraged by our opportunities and our progress.”

Conference Call / Webcast Details

Management of Energy Conversion Devices will host a conference call today at 10:00 a.m. EST to review the financial results. The dial-in number for the live audio call is 877-858-2512 or 706-634-1291 (international) with conference ID number 22023805. The conference call will be webcast live over the Internet and can be accessed in the “Investor Relations – Conference Calls – section of the company’s website at www.ovonic.com.

An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m., November 9, 2007, and can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international), with conference ID number 22023805. The webcast will also be archived on the company’s website.

About Energy Conversion Devices

Energy Conversion Devices, Inc. (NASDAQ: ENER) manufactures and sells thin-film solar laminates that convert sunlight to energy. Distributed globally under the UNI-SOLAR® brand, the company’s products are based on proprietary technology and offer superior cost-effective solutions for roofing applications because they are lightweight, durable, flexible, can be integrated directly with building materials, and generate more energy in real-world conditions. ECD pioneers other alternative technologies, including a new type of nonvolatile digital memory technology that is significantly faster and less expensive, ideal for use in a variety of applications, including cell phones, digital cameras and personal computers. For more information on our company, please visit www.ovonic.com.

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This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which ECD, as of the date of this release, believes to be reasonable and appropriate. ECD cautions, however, that the actual facts and conditions that may exist in the future could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release.

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Investor Contacts:	Media Contacts:
David Pasquale	Brad Wilks / Mac McNeer
The Ruth Group	Sard Verbinnen & Co.
(917) 921-8031	(312) 895-4700

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2007	2006
	(Unaudited)
Revenues
Product Sales	$42,467	$22,858
Royalties	1,015	664
Revenues from Product Development Agreements	2,877	3,105
Revenues from License and Other Agreements	683	555
Total Revenues	47,042	27,182
Expenses
Cost of Product Sales	35,069	18,010
Cost of Revenues from Product Development Agreements	1,709	2,014
Product Development and Research	3,462	4,741
Preproduction Costs	2,545	354
Operating, General and Administrative (including patents)	11,694	9,407
Restructuring Charges	2,516	—
Total Expenses	56,995	34,526
Loss from Operations	(9,953)	(7,344)
Interest and Other Income (Expense), Net	2,392	5,042
Net Loss Before Income Taxes	(7,561)	(2,302)
Income Taxes	6	—
Net Loss	$(7,567)	$(2,302)
Basic Net Loss Per Share	$(.19)	$(.06)
Diluted Net Loss Per Share	$(.19)	$(.06)
Shares used in calculation of net loss per share:
Basic	39,838	39,070
Diluted	39,838	39,070

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Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), ECD uses the following measures as defined by the Securities and Exchange Commission as non-GAAP measures:

	Three Months Ended September 30,
	2007	2006
	(in thousands)
Net Loss	$(7,567)	$(2,302)
Add:
– Preproduction Costs	2,545	354
– Restructuring Charges	2,516	—
Net Loss as Adjusted (non-GAAP)	$(2,506)	$(1,948)
Net Loss (basic and fully diluted) per share as reported	$(.19)	$(.06)
Net Loss (basic and fully diluted) per share as adjusted (non-GAAP)	$(.06)	$(.05)

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	Three Months Ended	Year Ended
	September 30,2007	June 30, 2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$71,699	$80,770
Short-term investments	84,274	125,004
Restricted Investments	5,594	—
Accounts receivable (net)	44,890	36,498
Inventories	34,258	38,692
Assets held for sale	1,539	1,524
Property, plant and equipment (net)	337,313	311,369
Other	7,887	6,822
TOTAL ASSETS	$587,454	$600,679
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other liabilities	$35,785	$42,940
Long-term liabilities	32,315	32,232
TOTAL LIABILITIES	68,100	75,172
STOCKHOLDERS’ EQUITY	519,354	525,507
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$587,454	$600,679

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended September 30,
	2007	2006
	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(7,567)	$(2,302)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,693	1,982
Bad debt expense	250	1,051
Restructuring charge	664	—
Amortization of premium (discount) on investments	(1)	534
Stock and stock options issued for services rendered	268	603
Other	(208)	147
Changes in working capital	(11,908)	(2,034)
NET CASH USED IN OPERATING ACTIVITIES	(14,809)	(19)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment (including construction in progress) (net)	(30,118)	(26,472)
Purchase (proceeds from sale) of investments	34,979	(75,370)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	4,861	(101,842)
NET CASH PROVIDED BY FINANCING ACTIVITIES	758	226
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	119	33
NET CASH FLOW	(9,071)	(101,602)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	80,770	164,962
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$71,699	$63,360

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES

SEGMENT REVENUE AND OPERATING INCOME/(LOSS)

(In Thousands)

	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)
	Revenues		Income (Loss) from Operations
United Solar Ovonic	$41,887	$23,860	$(468)	$1,487
Ovonic Materials	5,092	3,241	(700)	(3,908)
Corporate Activities	169	243	(8,833)	(4,392)
Consolidating Entries	(106)	(162)	48	(531)
Consolidated	$47,042	$27,182	$(9,953)	$(7,344)

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Segment Operations – United Solar Ovonic (In Thousands) Quarterly Periods Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	Fiscal Year
	2007	2007	2007	2006	2006	2007
	(Unaudited)
PV Product Sales	$39,870	$29,467	$22,143	$17,445	$22,127	$91,182
Megawatts Produced	10.4	10.7	8.8	6.8	6.2	32.5
Megawatts Shipped	13.1	10.2	7.4	5.3	6.5	29.4
Cost of Product Sales	$32,622	$24,798	$18,303	$15,029	$16,966	$75,096
Gross Margin	$7,248	$4,669	$3,840	$2,416	$5,161	$16,086
Gross Margin %	18.18%	15.84%	17.34%	13.85%	23.32%	17.64%
Other Revenues:
Research & Development	$2,017	$2,000	$1,696	$1,748	$1,730	$7,174
Other Operating Revenues		$1	$2	$1	$3	$7
Other Revenues Total	$2,017	$2,001	$1,698	$1,749	$1,733	$7,181
Other Expenses:
Research & Development	$2,275	$1,865	$1,945	$1,451	$1,398	$6,659
Preproduction	$2,545	$2,019	$491	$750	$354	$3,614
Operating, Selling, General and Administrative Expenses	$4,913	$3,693	$2,584	$1,100	$3,655	$11,032
Total Expenses	$9,733	$7,577	$5,020	$3,301	$5,407	$21,305
Income (Loss) from Operations	$(468)	$(907)	$518	$864	$1,487	$1,962

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Segment Operations – Ovonic Materials (In Thousands) Quarterly Periods Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	Fiscal Year
	2007	2007	2007	2006	2006	2007
	(Unaudited)
Product Sales	$2,615	$1,817	$1,062	$1,222	$731	$4,832
Cost of Product Sales	$2,568	$1,992	$1,098	$925	$651	$4,666
Other Revenues:
Royalties	$1,015	$925	$770	$964	$664	$3,323
Research & Development	$860	$1,185	$1,193	$1,014	$1,388	$4,780
Licenses	$513	$313	$238	$238	$258	$1,047
Other Operating Revenues	$89	$133	$178	$142	$200	$653
Other Revenues Total	$2,477	$2,556	$2,379	$2,358	$2,510	$9,803
Other Expenses:
Research & Development	$2,915	$4,501	$5,740	$5,180	$5,369	$20,790
Operating, General and Administrative Expenses	$309	$628	$789	$339	$1,129	$2,885
Total Expenses	$3,224	$5,129	$6,529	$5,519	$6,498	$23,675
Loss from Operations	$(700)	$(2,748)	$(4,186)	$(2,864)	$(3,908)	$(13,706)

Segment Operations – Corporate Activities (In Thousands) Quarterly Periods Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	Fiscal Year
	2007	2007	2007	2006	2006	2007
	(Unaudited)
Other Operating Revenues	$169	$257	$291	$356	$243	$1,147
Other Expenses:
Restructuring	$2,516	$5,385				$5,385
Operating, General and Administrative Expenses	$6,486	$7,113	$7,088	$5,695	$4,635	$24,531
Total Expenses	$9,002	$12,498	$7,088	$5,695	$4,635	$29,916
Loss from Operations	$(8,833)	$(12,241)	$(6,797)	$(5,339)	$(4,392)	$(28,769)